ACQUISITION AGREEMENT

between and among

QUEST SOLUTION, INC.,
a Delaware corporation, and

QUEST EXCHANGE LTD.,

a Canadian corporation;

and

VIASCAN GROUP INC.,

a Canadian corporation and

VIASCANQDATA INC.,

a Canadian corporation.

Dated as of October 1, 2015

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10	CERTAIN RIGHTS OF PARENT TO ACQUIRE EXCHANGEABLE SHARES		18
	10.1	The Parent Liquidation Call Right	18
	10.2	The Parent Redemption Call Right	20
	10.3	Withholding Rights	21

11	TERMINATION		22
	11.1	Termination	22
	11.2	Effect of Termination	23

12	MISCELLANEOUS PROVISIONS		23
	12.1	Expenses	23
	12.2	Indemnifications Not Affected by Investigation	24
	12.3	Amendment	24
	12.4	Waiver	24
	12.5	Entire Agreement; Counterparts	24
	12.6	Applicable Law; Jurisdiction	24
	12.7	Assignability	25
	12.8	Notices	25
	12.9	Cooperation	26
	12.10	Severability	26
	12.11	Construction	26
	12.12	Schedules	27

ACQUISITION AGREEMENT

THIS AGREEMENT made the 1 day of October, 2015.

BETWEEN:

QUEST SOLUTION, INC., a Delaware corporation with file number 1796648 and a registered office at 1521 Concord Pike, Suite 303-B, Wilmington, New Castle, Delaware 19803

(the “Parent”)

AND:

QUEST EXCHANGE LTD., a Canadian corporation with incorporation number 945229-0 and a registered office at 8102 Route Transcanadienne, Montreal, Quebec H4S 1M5

(the “ExchangeCo”)

AND:

VIASCAN GROUP INC., a Canadian corporation with corporation number 368068-1 and a registered office at 8102 Route Transcanadienne, Montreal, Quebec H4S 1M5

(the “Shareholder”)

AND:

VIASCANQDATA INC., a Canadian corporation with corporation number 913034-9 and a registered office at 8102 Route Transcanadienne, Montreal, Quebec H4S 1M5

(the “Company”)

RECITALS

A.	The ExchangeCo is a direct wholly owned subsidiary of Parent, and the Company is a direct wholly owned subsidiary of the Shareholder;

B.	The ExchangeCo has agreed to purchase from the Shareholder and the Shareholder has agreed to sell to the ExchangeCo all of the issued and outstanding shares of the Company on the terms and conditions set out in this Agreement;

C.	The Agreement and the transactions contemplated herein are intended to provide the Shareholder with the opportunity to sell the Shares in return for Exchangeable Shares on a tax-deferred or “rollover” basis for Canadian income tax purposes pursuant to the provisions of the Income Tax Act (Canada);

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D.	The respective boards of directors of the Company, the Shareholder, the Parent and the ExchangeCo have approved the transactions contemplated by this Agreement; and

E.	In order to induce Parent to enter into this Agreement and the transactions contemplated herein, concurrently with the execution and delivery of this Agreement the Shareholder will execute certain shareholder support agreements in favor of Parent.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.	IMPLEMENTATION STEPS

1.1	Implementation Steps by the Company and the Shareholder

The Company and the Shareholder covenant in favor of the Parent and the ExchangeCo that, on or prior to the Closing Date and subject to satisfaction or waiver of the other conditions herein contained in favor of the Company and the Shareholder:

(a)	the Company and the Shareholder shall, as soon as reasonably practicable, take all necessary actions to ensure that the Company will only have common shares issued and outstanding immediately before the Closing Date;

(b)	the Company and the Shareholder shall approve this Agreement and the transactions contemplated herein; and

(c)	the Shareholder shall execute and deliver the Voting Agreement.

1.2	Implementation Steps by the Parent and the ExchangeCo

The Parent and the ExchangeCo covenant in favor of the Company and the Shareholder that, on or prior to the Closing Date and subject to the satisfaction or waiver of the other conditions herein contained in favor of the Parent and the ExchangeCo:

(a)	the Parent shall, as soon as reasonably practicable, take all necessary actions to create the Special Voting Share;

(b)	the Parent and the ExchangeCo shall execute and deliver the Exchangeable Share Support Agreement and the Voting Agreement;

(c)	the Parent shall issue to the Shareholder the Special Voting Share in consideration of the payment to the Parent of $1.00; and

(d)	the Parent and the ExchangeCo shall approve this Agreement and the transactions contemplated herein.

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1.3	Change in number of Shares or of the Parent Common Stock; Payment and Exchange Rates

(a)	Irrespective of whether, between the date of this Agreement and the Closing Date, the number of Shares issued and outstanding is changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the number of the Exchangeable Shares to be issued to the Shareholder and the consideration for the Shares will remain unchanged.

(b)	Irrespective of whether, if between the date of this Agreement and the Closing Date, the number of shares of Parent Common Stock issued and outstanding is changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the number of the Exchangeable Shares to be issued to the Shareholder and the consideration for the Shares shall be adjusted to provide the Shareholder with a number of Exchangeable Shares corresponding to the same aggregate participation percentage in Parent which the Shareholder should have received as of the date of this Agreement.

(c)	All payments required under this Agreement and any related agreement (including the Promissory Note) shall be calculated in United States dollars and paid in Canadian dollars using the arithmetic average of the daily exchange rates (e.g., CN Dollar/ US Dollar), during the five (5) day period preceding the payment, taken from The Wall Street Journal, Eastern U.S. Edition, or, if such exchange rates are not available with respect to any given day, from the Reuters Daily Rate Report.

2.	Share Exchange and Purchase of the Shares

2.1	Sale and Purchase of the Shares

(a)	Effective as of the Closing Date and subject to the terms and conditions of this Agreement, the ExchangeCo irrevocably agrees to acquire the Shares from the Shareholder and the Shareholder irrevocably agree to sell, assign and transfer the Shares to the ExchangeCo, free and clear of all Encumbrances, on the terms and conditions herein set forth, such that, at Closing, the Company will become a wholly-owned subsidiary of the ExchangeCo.

(b)	In consideration for the Shareholder entering into this Agreement and completing the sale of the Shares to the ExchangeCo:

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(i)	the Parent will enter into and cause the ExchangeCo to enter into the Exchangeable Share Support Agreement, effective as of the Closing Date;

(ii)	the ExchangeCo will allot and issue an aggregate of 5,200,000 Exchangeable Shares to be issued to the Shareholder, effective as of the Closing Date;

(iii)	the Parent will issue the Promissory Notes to the Shareholder, effective as of the Closing Date;

(iv)	the Parent will work with the Shareholder in good faith to coordinate the payment and satisfaction of sums owed by Company (A) to Mr. Jeffrey Lem, (B) to Mr. Mark Defreitas, and (C) with respect to the Shareholder Loans (all of which are detailed in the Company Disclosure Schedules) as soon as reasonably practicable; and

(v)	coincident with the transactions set out in Section 2.1(b) (ii), the Parent and the ExchangeCo and the Shareholder will execute the Voting Agreement and the Parent will issue to the Shareholder the Special Voting Share, in consideration of the payment to the Parent of $1.00. All rights of the Shareholder under the Voting Agreement will be received by the Shareholder as part of the property receivable under Section 2.1(b)(ii) in exchange for the Shares.

2.2	The Promissory Notes. The Promissory Notes will be paid by the Parent to the Shareholder in accordance with the terms and conditions set forth in the Promissory Notes.

2.3	Resale Restrictions

(a)	The Shareholder acknowledges that the ExchangeCo has advised the Shareholder that it is issuing the Exchangeable Shares to the Shareholder and the Parent is issuing the Special Voting Share to the Shareholder under exemptions from the registration and prospectus requirements of Applicable Securities Legislation and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Legislation, including statutory rights of rescission or damages, will not be available to the Shareholder.

(b)	The Shareholder acknowledges and understands that any Exchangeable Shares that it receives pursuant to this Agreement will be subject to resale restrictions in accordance with Applicable Securities Legislation and that as a result the certificates representing the Exchangeable Shares will be affixed with a legend describing such restrictions including, without limitation, the following:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE EXCHANGEABLE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS, PRIVILEGES, TERMS, CONDITIONS AND RESTRICTIONS AS SET FORTH IN THE ARTICLES OF QUEST EXCHANGE LTD., A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY AND IS OBTAINABLE ON DEMAND WITHOUT CHARGE.

THIS SHARE CERTIFICATE DOES NOT ENTITLE THE HOLDER TO ANY VOTES AT A MEETING OF SHAREHOLDERS OF QUEST EXCHANGE LTD., EACH SHARE REPRESENTED BY THIS SHARE CERTIFICATE SHALL ENTITLE VIASCAN GROUP INC. TO THE EXERCISE OF THE VOTING RIGHTS, AS DEFINED AND SET OUT IN THE VOTING AGREEMENT (THE “VOTING AGREEMENT”) BETWEEN QUEST SOLUTION, INC., QUEST EXCHANGE LTD., AND VIASCAN GROUP INC., EFFECTIVE AS OF OCTOBER 1, 2015.

2.4	Joint Election

(a)	It is intended that the transactions contemplated in this Agreement will generally constitute a transaction in respect of which the Shareholder may elect to be treated on a tax deferred basis for Canadian federal income tax purposes. The ExchangeCo covenants and agrees to make a joint election under subsection 85(1) of the Income Tax Act (Canada) with the Shareholder if the Shareholder so elects, subject to the following terms and conditions:

(i)	the Shareholder will be fully responsible for completing and filing any and all election forms and all costs associated therewith;

(ii)	the Shareholder will (i) deliver to the ExchangeCo two copies of all election forms that are in the prescribed form and completed and signed by the Shareholder; and (ii) when completing all election forms elect in respect of the Shares transferred by the Shareholder pursuant to this Agreement an amount that is not less than the Shareholder’s adjusted cost base of such Shares on the Closing Date and not greater than the fair market value of such Shares on the Closing Date;

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(iii)	within 15 days of the Shareholder delivering to the ExchangeCo the election forms as described above, the ExchangeCo will deliver to the Shareholder one copy of such election forms duly signed on behalf of the ExchangeCo;

(iv)	the ExchangeCo will return to the Shareholder unsigned any election forms that the ExchangeCo in its discretion considers to be incomplete or completed incorrectly; and

(v)	the ExchangeCo will bear no responsibility for the content of any election forms, for any penalties payable in connection with the late filing of any election forms, or for any taxes, penalties or interest payable by the Shareholder due to any failure to properly complete or file any election forms.

(b)	If the Shareholder completes and files an election under subsection 85(1) of the Income Tax Act (Canada) and subsequently wishes to amend the election, the ExchangeCo covenants and agrees to complete an amended election form for that purpose, provided that the terms and conditions set forth in section 2.4(a)(i) through (v) will apply, with all references therein to “the election form” or “the election forms” read as references to the amended election form or forms.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company’s and the Shareholder’s representations and warranties to the Parent and the ExchangeCo are set forth in Schedule B attached hereto.

4.	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE EXCHANGECO

The Parent’s and the ExchangeCo’s representations and warranties to the Company are set forth in Schedule C attached hereto.

5.	Representations and Warranties of the Shareholder

The Shareholder’s representations and warranties to the Company and the ExchangeCo are set forth in Schedule D attached hereto.

6.	CERTAIN COVENANTS PENDING COMPLETION OF THE TRANSACTIONS

6.1	Access and Investigation

(a)	From September 1, 2015, until the earlier of (A) the Closing Date, or (B) the termination of this Agreement pursuant to the terms of Section 11.1 (the “Pre-Closing Period”), the Company and the Parent shall have, and shall have caused their respective Representatives to:

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(i)	provide the other and their respective Representatives with reasonable access to their Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company or the Parent, as the case may be; and

(ii)	provide the other and their respective Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company or the Parent, as the case may be, and with such additional financial, operating and other data and information as the other may reasonably request.

(b)	the Parent and the Company agree that the Confidentiality Agreement shall apply to all documents and information provided pursuant to Section 6.1(a).

6.2	Operation of Business

(a)	During the Pre-Closing Period, the Company did:

(i)	ensure that it conducts its business and operations:

(A)	in the ordinary course and in accordance with past practices; and

(B)	in compliance with all applicable Legal Requirements;

(ii)	use all reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with it;

(iii)	keep in full force all existing insurance policies or renewals thereof;

(iv)	cause to be provided all notices, assurances and support required by any Contract in order to ensure that no condition under such Contract occurs that could result in, or could increase the likelihood of a breach or violation thereof;

(v)	did promptly notify the Parent of:

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(A)	any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement; and

(B)	any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any party or that relates to the consummation of the transactions contemplated by this Agreement.

(b)	During the Pre-Closing Period, the Company did not (except (i) with the prior written consent of the Parent, which shall not be unreasonably withheld or delayed and (ii) with respect to any matter that is expressly required by this Agreement):

(i)	declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any of its shares or other securities;

(ii)	except as contemplated herein, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(iii)	enter into or become bound by, or permit any of the assets owned or used by it to become bound by any material contract, or amend or terminate, or waive or exercise any material right or remedy under any existing material contract other than in the ordinary course of business and consistent with past practice;

(iv)	acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

(v)	make any material Tax election;

(vi)	commence any Legal Proceeding (other than (A) for the routine collection of amounts owing or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding;

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(vii)	enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

(viii)	enter into any transaction which would constitute a breach of the representations, warranties or agreements of the Company or the Shareholder contained herein;

(ix)	create, incur, assume or guarantee any indebtedness;

(x)	subject any of its assets or properties to any Encumbrance; and

(xi)	agree or commit to take any of the foregoing actions.

(c)	During the Pre-Closing Period, each of the Parent and the Company (the “Notifying Party”) did promptly notify the other party in writing of:

(i)	the discovery by the Notifying Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement;

(ii)	any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement if:

(A)	such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or

(B)	such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii)	any material breach of any covenant or obligation of the Notifying Party;

(iv)	where the Company is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Company of any of the conditions set forth in Section 8 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company; and

(v)	where the Parent is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Parent of any of the conditions set forth in Section 9 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

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Without limiting the generality of the foregoing, each of the Parent and the Company, as the case may be, did promptly advise the other party in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Parent, on the one hand, and the Company, on the other hand. No notification given to the Parent or the Company pursuant to this Section 6.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the other party contained in this Agreement.

(d)	During the Pre-Closing Period, the Company did not and did not permit any of its respective subsidiaries to (except (i) with the prior written consent of the other party and (ii) with respect to any matter that is expressly required by this Agreement):

(i)	sell, issue, grant or authorize the issuance or grant of:

(A)	any shares or other capital stock or other security;

(B)	any option, call, warrant or right to acquire any shares or other capital stock or other security; or

(C)	any instrument convertible into or exchangeable for any shares or other capital stock or other security, except the issuance of shares upon the valid exercise of any stock options outstanding as of the date of this Agreement; or

(ii)	establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees.

6.3	No Solicitation

(a)	Each of the Company and the Shareholder did not directly or indirectly, and did not authorize or permit any of their affiliates or any Representative directly or indirectly to:

(i)	solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal;

(ii)	furnish any information to any Person in connection with or in response to an Acquisition Proposal;

(iii)	engage in discussions or negotiations with any Person with respect to any Acquisition Proposal;

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(iv)	approve, endorse or recommend any Acquisition Proposal; or

(v)	enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal.

(b)	The Company and the Shareholder did promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise the Parent orally and in writing of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that was made or submitted by any Person during the Pre-Closing Period. The Company and the Shareholder did keep the Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)	The Company and the Shareholder did immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal. The Company and the Shareholder did promptly request each Person that had executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or equity investment to return all confidential information furnished to such Person.

7.	ADDITIONAL COVENANTS OF THE PARTIES

7.1	Regulatory Approvals

(a)	Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and the Parent shall respond as promptly as practicable to any inquiries or requests received in connection therewith.

(b)	Each of the Company and the Parent shall:

(i)	give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to any of the transactions contemplated by this Agreement; and

(ii)	keep the other party informed as to the status of any such Legal Proceeding or threat.

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7.2	Additional Agreements

The Parent, the Company and the Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement:

(a)	shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement;

(b)	shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement; and

(c)	shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the transactions contemplated by this Agreement.

Each of the Parent and the Company shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE EXCHANGECO

The obligations of the Parent and the ExchangeCo to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

8.1	Accuracy of Representations

The representations and warranties of the Company and the Shareholder contained in Schedule B and Schedule D of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except:

(a)	for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time; and

(b)	as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of the Parent, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties:

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(i)	all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded; and

(ii)	any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

8.2	Performance of Covenants

All of the covenants and obligations that the Company and the Shareholder are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3	Agreements and Documents

The following agreements and documents, all in form and substance reasonably satisfactory to the Parent, will have been executed and delivered to the Parent:

(a)	the Exchangeable Share Support Agreement;

(b)	the Voting Agreement;

(c)	a certificate executed by an officer of the Company certifying that: (A) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the Company has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Company for completion of the transactions contemplated herein have been satisfied or waived;

(d)	a certificate executed by an officer of the Shareholder certifying that: (A) the representations and warranties of the Shareholder set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the Shareholder has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Shareholder for completion of the transactions contemplated herein have been satisfied or waived;

(e)	certified copies of resolutions of the directors of the Shareholder approving the entry into and the Closing of this Agreement and the Voting Agreement;

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(f)	certified copies of resolutions of the directors of the Company approving: the entry into and the Closing of this Agreement and the Voting Agreement, the transfer of the Shares to the ExchangeCo, the registration of the Shares in the name of the ExchangeCo, the issue of share certificates representing the Shares registered in the name of the ExchangeCo, and all other matters contemplated by this Agreement;

(g)	except as may otherwise be specified by the Parent, the written resignations of Danis Kurdi as officer and director of the Company, effective as of the Closing Date;

(h)	a certified copy of the central securities register of the Company evidencing the ExchangeCo as the sole registered owner of the Shares;

(i)	all such instruments of transfer, duly executed, which in the opinion of the Parent acting reasonably are necessary to effect and evidence the transfer of the Shares to the Parent, free and clear of all Encumbrances;

(j)	the corporate minute books and all other books and records of the Company and each predecessor of the Company; and

(k)	an opinion letter from the Company’s and Shareholder’s legal counsel, addressing due the organization, existence, and authority of the parties to consummate the transactions referenced herein, as well as any other matters reasonably requested by the Parent.

8.4	No Material Adverse Change

There shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on the Company.

8.5	No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

8.6	No Governmental or Other Litigation

There shall not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent:

(a)	challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement;

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(b)	seeking to obtain from the Parent or the Company, any damages or other relief that may be material to the Parent or the Company;

(c)	seeking to prohibit or limit in any material respect the Parent’s or the ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company;

(d)	that could materially and adversely affect the right of the Parent or the Company to own the assets or operate the business of the Company; or

(e)	seeking to compel the Company or the Parent to dispose of or hold separate any material assets as a result of the transactions contemplated by this Agreement.

8.7	Consents

All Consents, renunciations, authorizations or approvals of each applicable Governmental Body and any other Person which, in the Parent’s reasonable opinion, must be obtained prior to the Closing in order to give effect to the purchase of the Shares and the other transactions contemplated herein, will have been obtained to the Parent’s satisfaction or in accordance with the relevant Contracts or Legal Requirements, including, but not limited to, Faunus Group, Inc., and the Business Development Bank of Canada.

8.8	Employment Arrangements

On or before the Closing Date, the Company shall have made satisfactory arrangements to hire all hourly and salaried staff necessary to operate the business of the Company, including the Company or the Parent entering into an executive management agreement with each of Gilles Gaudreault, Danis Kurdi and Jean-Paul Chartier. Furthermore, Gilles Gaudreault shall be appointed as CEO of the Parent as of the Closing.

8.9	Shareholder Approval

The transactions contemplated by this Agreement shall have been duly approved by the Shareholder.

8.10	Waiver/Survival

The conditions set forth in this Section 8 are for the exclusive benefit of the Parent and the ExchangeCo and may be waived by the Parent and the ExchangeCo in writing in whole or in part on or before the Closing, and the Closing will be deemed to mean a waiver of all conditions of the Parent and the ExchangeCo to Closing. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the by the Parent and the ExchangeCo in respect of the warranties and representations of the Company and the Shareholder in this Agreement, and the representations and warranties of the Company and the Shareholder in this Agreement will survive the Closing for a period equal to three (3) years following Closing.

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8.11	Covenant of the Company and the Shareholder

The Company and the Shareholder covenant to deliver all of the Closing documentation set out in Section 8.3.

9.	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDER

The obligations of the Company and the Shareholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

9.1	Accuracy of Representations

The representations and warranties of the Parent and the ExchangeCo contained in Schedule C of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except:

(a)	for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time; and

(b)	as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of the Company, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

9.2	Performance of Covenants

All of the covenants and obligations that the Parent and the ExchangeCo are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

9.3	Consents

The Consents or approvals which the Company has identified and advised the Parent in writing as being necessary in connection with the completion of the transactions contemplated by this Agreement shall have been obtained on terms acceptable to the Company, acting reasonably, and shall be in full force and effect.

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9.4	Agreements and Documents

The following agreements and documents, all in form and substance reasonably satisfactory to the Shareholder, will have been executed and delivered to the Shareholder:

(a)	the Exchangeable Share Support Agreement;

(b)	the Voting Agreement;

(c)	a certificate executed by an officer of the Parent certifying that: (A) the representations and warranties of the Parent set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the Parent has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Parent for completion of the transactions contemplated herein have been satisfied or waived;

(d)	a certificate executed by an officer of the ExchangeCo certifying that: (A) the representations and warranties of the ExchangeCo set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the ExchangeCo has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the ExchangeCo for completion of the transactions contemplated herein have been satisfied or waived;

(e)	certified copies of resolutions of the directors of the Parent approving the entry into and the Closing of this Agreement, the Exchangeable Share Support Agreement and the Voting Agreement; and

(f)	certified copies of resolutions of the directors of the ExchangeCo approving the entry into and the Closing of this Agreement, the Exchangeable Share Support Agreement and the Voting Agreement.

9.5	No Material Adverse Change

There shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on the Parent.

9.6	No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

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9.7	No Governmental or Other Litigation

There shall not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent:

(a)	challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement;

(b)	seeking to obtain from the Parent or the Company, any damages or other relief that may be material to the Parent or the Company;

(c)	seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Parent or the ExchangeCo to be issued pursuant to the transactions contemplated by this Agreement; or

(d)	seeking to compel the Company or the Parent to dispose of or hold separate any material assets as a result of the transactions contemplated by this Agreement.

9.8	Waiver/Survival

The conditions set forth in this Section 9 are for the exclusive benefit of the Shareholder and the Company and may be waived by the Shareholder and the Company in writing in whole or in part on or before the Closing, and the Closing will be deemed to mean a waiver of all conditions of the Shareholder and the Company to Closing. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the by the Shareholder and the Company in respect of the warranties and representations of the Parent and the ExchangeCo in this Agreement, and the representations and warranties of the Parent and the ExchangeCo in this Agreement will survive the Closing for a period of three (3) years following Closing.

9.9	Covenant of the Company and the Shareholder

The Parent and the ExchangeCo covenant to deliver all of the Closing documentation set out in Section 9.4.

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10.	CERTAIN RIGHTS OF PARENT TO ACQUIRE EXCHANGEABLE SHARES

10.1	The Parent Liquidation Call Right

(a)	The Parent will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the ExchangeCo pursuant to Article 24.5 of the Exchangeable Share Provisions, to purchase from the Shareholder on the Liquidation Date all but not less than all of the Exchangeable Shares held by the Shareholder on payment by the Parent of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of one share of the Parent Common Stock on the last Business Day prior to the Liquidation Date, which will be satisfied in full by the Parent causing to be delivered to the Shareholder one Parent Common Stock for each such Exchangeable Share, plus, to the extent not paid by the ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by the Shareholder on any dividend record date which occurred prior to the date of purchase by the Parent (the “Dividend Amount”). In the event of the exercise of the Liquidation Call Right by the Parent, the Shareholder will be obligated to sell all but not less than all of the Exchangeable Shares held by the Shareholder to the Parent on the Liquidation Date on payment by the Parent to the Shareholder of the Liquidation Call Purchase Price for each such share, and the ExchangeCo will have no obligation to pay the Liquidation Amount of such shares so purchased by the Parent.

(b)	To exercise the Liquidation Call Right, the Parent must notify the ExchangeCo of the Parent’s intention to exercise such right at least twenty days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the ExchangeCo and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the ExchangeCo. The ExchangeCo will notify the Shareholder as to whether or not the Parent has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by the Parent. If the Parent exercises the Liquidation Call Right, then on the Liquidation Date the Parent will purchase and the Shareholder will sell all but not less than all of the Exchangeable Shares held by the Shareholder for a price per share equal to the Liquidation Call Purchase Price.

(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Parent will deposit with the ExchangeCo, on or before the Liquidation Date, certificates representing the aggregate number of shares of the Parent Common Stock deliverable by the Parent and a cheque or cheques of the Parent payable at par at any branch of the bankers of the Parent representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 10.3. Provided that the Parent has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of the Shareholder will be limited to receiving the Liquidation Call Purchase Price payable by the Parent upon presentation and surrender by the Shareholder of certificates representing the Exchangeable Shares held by the Shareholder and the Shareholder will on and after the Liquidation Date be considered and deemed for all purposes to be the holder of shares of the Parent Common Stock to which it is entitled. Upon surrender to the ExchangeCo of a certificate orcertificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the charter documents of the ExchangeCo and any such additional documents and instruments as the ExchangeCo may reasonably require, the Shareholder will be entitled to receive in exchange for such certificate or certificates, and the ExchangeCo on behalf of the Parent will deliver to the Shareholder, certificates representing the shares of the Parent Common Stock to which the Shareholder is entitled and a cheque or cheques of the Parent payable at par at any branch of the bankers of the Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 10.3. If the Parent does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the Shareholder will be entitled to receive in exchange therefor the Liquidation Amount of such shares pursuant to Article 24.5 of the Exchangeable Share Provisions.

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10.2	The Parent Redemption Call Right

(a)	The Parent will have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the ExchangeCo pursuant to Article 24.7 of the Exchangeable Share Provisions, to purchase from the Shareholder on the Redemption Date all but not less than all of the Exchangeable Shares held by the Shareholder on payment by the Parent to the Shareholder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of one share of the Parent Common Stock on the last Business Day prior to the Redemption Date, which will be satisfied in full by the Parent causing to be delivered to the Shareholder one share of the Parent Common Stock, plus the Dividend Amount, for each Exchangeable Share redeemed. In the event of the exercise of the Redemption Call Right by the Parent, the Shareholder will be obligated to sell all but not less than all the Exchangeable Shares held by the Shareholder to the Parent on the Redemption Date on payment by the Parent to the Shareholder of the Redemption Call Purchase Price for each such share, and the ExchangeCo will have no obligation to redeem such shares so purchased by the Parent.

(b)	To exercise the Redemption Call Right, the Parent must notify the ExchangeCo of the Parent’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case the Parent will so notify the ExchangeCo on or as soon as practicable before the Redemption Date. The ExchangeCo will notify the Shareholder as to whether or not the Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by the Parent. If the Parent exercises the Redemption Call Right, on the Redemption Date, the Parent will purchase and the Shareholder will sell all but not less than all of the Exchangeable Shares held by the Shareholder for a price per share equal to the Redemption Call Purchase Price.

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(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the Parent will deposit with the ExchangeCo, on or before the Redemption Date, certificates representing the aggregate number of shares of the Parent Common Stock deliverable by the Parent and a cheque or cheques of the Parent payable at par at any branch of the bankers of the Parent representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 10.3. Provided that the Parent has complied with the immediately preceding sentence, on and after the Redemption Date the rights of the Shareholder will be limited to receiving the Redemption Call Purchase Price payable by the Parent upon presentation and surrender by the Shareholder of certificates representing the Exchangeable Shares held by the Shareholder and the Shareholder will on and after the Redemption Date be considered and deemed for all purposes to be the holder of shares of the Parent Common Stock to which it is entitled. Upon surrender to the ExchangeCo of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the charter documents of the ExchangeCo and such additional documents and instruments as the ExchangeCo and the Parent may reasonably require, the Shareholder will be entitled to receive in exchange therefor, and the ExchangeCo on behalf of the Parent will deliver to the Shareholder, certificates representing shares of the Parent Common Stock to which the Shareholder is entitled and a cheque or cheques of the Parent payable at par at any branch of the bankers of the Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 10.3. If the Parent does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the Shareholder will be entitled to receive in exchange therefor the Redemption Price of such shares pursuant to Article 24.7 of the Exchangeable Share Provisions.

10.3	Withholding Rights

The ExchangeCo and the Parent will be entitled to deduct and withhold from any dividend or consideration otherwise payable to the Shareholder such amounts as the ExchangeCo or the Parent is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to the Shareholder exceeds the cash portion of the consideration otherwise payable to the Shareholder, the ExchangeCo and the Parent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the ExchangeCo or the Parent, as the case may be, to enable it to comply with such deduction or withholding requirement and the ExchangeCo or the Parent will notify the Shareholder thereof and remit to the Shareholder any unapplied balance of the net proceeds of such sale.

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11.	TERMINATION

11.1	Termination

This Agreement may be terminated prior to the Closing Date:

(a)	by mutual written consent of the Parent, the ExchangeCo, the Shareholder and the Company;

(b)	by either the Parent or the Company if the transactions contemplated by this Agreement shall not have been consummated by November 1, 2015; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 11.1(b) if the failure to consummate the transactions contemplated by this Agreement by such date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party on or prior to the Closing Date;

(c)	by either the Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(d)	by the Parent or the ExchangeCo if:

(i)	any of the Company’s or the Shareholder’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied if tested as of the date of such inaccuracy, or

(ii)	any of the Company’s or the Shareholder’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Company’s or the Shareholder’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company or the Shareholder and the Company or the Shareholder is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Parent or the ExchangeCo may not terminate this Agreement under this Section 11.1(d) on account of such inaccuracy or breach; or

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(e)	by the Company or the Shareholder if:

(i)	any of the Parent’s or the ExchangeCo’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1 would not be satisfied if tested as of the date of such inaccuracy, or

(ii)	if any of the Parent’s or the ExchangeCo’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 9.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Parent’s or the ExchangeCo’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Parent is curable by the Parent or the ExchangeCo and the Parent or the ExchangeCo is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then neither the Company or the Shareholder may terminate this Agreement under this Section 11.1(e) on account of such inaccuracy or breach.

11.2	Effect of Termination

In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect; provided, however, that:

(a)	Section 11.2 and Section 12 of this Agreement, and the Confidentiality Agreement, shall survive the termination of this Agreement and shall remain in full force and effect; and

(b)	the termination of this Agreement shall not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

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12.	MISCELLANEOUS PROVISIONS

12.1	Expenses

All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

12.2	Indemnifications Not Affected by Investigation

The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

12.3	Amendment

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

12.4	Waiver

No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12.5	Entire Agreement; Counterparts

This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

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12.6	Applicable Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction) and shall be treated in all respects as a Delaware contract. The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the state and federal courts of Delaware with respect to any matter arising hereunder or related thereto.

12.7	Assignability

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Parent’s, the ExchangeCo’s, the Shareholder’s or the Company’s rights hereunder may be assigned by the Parent or the ExchangeCo, on the one hand, or the Shareholder or the Company, on the other, without the prior written consent of the other, and any attempted assignment of this Agreement or any of such rights by the Parent, the ExchangeCo, the Shareholder or the Company, as the case may be, without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.8	Notices

Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by electronic transmission (email or facsimile), provided that in each case the notice or other communication is sent to the address, email address or facsimile telephone number set forth beneath the name of such party below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

(a)	if to the Parent or the ExchangeCo:

Quest Solution, Inc.

PO Box 22736, Eugene, OR 97402

Attn: Tom Miller

Email: tmiller@questsolution.com

with a copy (but not as notice) to:

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road, Suite 1600, Atlanta, Georgia 30326

Attn: Joseph R. Delgado, Esq.

Email: jdelgado@bakerdonelson.com

Fax: 678-406-8836

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(b)	if to the Company or the Shareholder:

8102 Route Transcanadienne,

Montreal, Quebec H4S 1M5.

Attn.: Gilles Gaudreault

Email: ggaudreault@viascanqdata.com

Fax : 514-956-0326

with a copy (but not as notice) to:

Martel, Cantin lawyers

1010, Sherbrooke St. W, suite 605, Montreal, Quebec, H3A 2R7

Attn: Thierry L. Martel

Email: thierrymartel@martelcantin.ca

Fax: 514-844-2087

12.9	Cooperation

Each of the parties agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

12.10	Severability

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

12.11	Construction

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)	all references in this Agreement to a designated article, section or schedule is to the designated article, section or schedule of or to this Agreement, unless otherwise specifically stated;

(b)	the words “herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or schedule;

(c)	the singular of any term includes the plural and vice versa, and the use of any term is equally applicable to any gender and any Person;

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(d)	the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)	except as otherwise provided, any reference to a statute includes, and is a reference to, such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(f)	where the phrase “to the best of the knowledge of” or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;

(g)	the headings to the articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(h)	any reference to a corporate entity includes, and is also a reference to, any corporate entity that is a successor to such entity;

(i)	the Parties acknowledge that this Agreement is the product of arm’s length negotiation among the Parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any Party, irrespective of which Party was responsible for drafting this Agreement;

(j)	the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing for the applicable period set out in this Agreement; and

(k)	unless otherwise specifically noted, all references to currency in this Agreement are to United States dollars ($). If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the date of payment.

12.12	Schedules

The following schedules are attached to and form part of this Agreement:

Schedule A	- Certain Definitions

Schedule B	- Representations and Warranties of the Company and Shareholder

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Schedule C	- Representations and Warranties of Parent and ExchangeCo

Schedule D	- Additional Representations and Warranties of the Shareholder

Schedule E	- Voting and Exchange Agreement

Schedule F	- Exchangeable Share Support Agreement

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

QUEST SOLUTION, INC.

Per:	/s/ Tom Miller
Authorized Signatory

QUEST EXCHANGE LTD.

Per:	/s/ Tom Miller
Authorized Signatory

VIASCAN GROUP INC.

Per:	/s/ Denis Kurdi
Authorized Signatory

VIASCANQDATA INC.

Per:	/s/ Denis Kurdi
Authorized Signatory

SCHEDULE A

TO THE ACQUISITION AGREEMENT BETWEEN

QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

CERTAIN DEFINITIONS

“Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the Parent) contemplating or otherwise relating to any merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving the Company, or any sale, lease, exchange, transfer, license, or disposition of any shares, securities, business or businesses assets of the Company, other than in the normal course of business and consistent with past practices, or any liquidation or dissolution of the Company.

“Agreement” shall mean the Acquisition Agreement and all Schedules attached thereto, including this Error! Reference source not found., as it may be amended from time to time.

“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Parent Common Stock and the Exchangeable Shares.

“Audited Financial Statements” shall mean the audited consolidated financial statements of the Company as of January 31, 2015.

“Cash Payment” has the meaning set out in Section 2.1(b)(iii)(A).

“CBCA” shall mean the Canada Business Corporations Act as now in effect and as it may be amended from time to time, including the regulations made thereunder.

“Closing Date” shall mean October 1, 2015.

“Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company and delivered by the Company to the Parent on the date of the Agreement and signed by the President of the Company.

“Company Material Contract” has the meaning set out in Section 1.12 of Schedule B.

“Company Returns” has the meaning set out in Section 1.18 of Schedule B.

“Confidentiality Agreement” shall mean the Mutual Non-Disclosure and Non-Use Agreement dated as of January 27, 2015 between the Parent and the Company.

“Consent” shall mean any approval, consent, order, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

A-2

“Current Market Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Dividend Amount” has the meaning set out in Section 10.1.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Employee Plans” has the meaning set out in Section 1.19 of Schedule B.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchangeable Share Provisions” means the Exchangeable Share provisions in substantially the form attached as Schedule F.

“Exchangeable Share Support Agreement” shall mean the agreement to be entered into among the Parent and the ExchangeCo, substantially in the form of Schedule F attached to the Agreement, with such changes thereto as the parties to the Agreement, acting reasonably, may agree.

“Exchangeable Shares” shall mean the Series A preferred shares in the capital of the ExchangeCo having the rights, privileges, restrictions and conditions as set out in articles of the ExchangeCo.

“Exchangeable Share Voting Event” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Exempt Exchangeable Share Voting Event” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi- governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

A-3

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liquidation Amount” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Liquidation Call Purchase Price” has the meaning set out in Section 10.1.

“Liquidation Call Right” has the meaning set out in Section 10.1.

“Liquidation Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Material Adverse Change” shall mean any change, effect, event or circumstance that is, or would reasonably be expected to be, material and adverse to (i) the business, condition, capitalization, operations, financial performance of the Company or the Parent, as the case may be, taken as a whole, (ii) the ability of the Company or the Parent to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, (iii) the Parent’s or the ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Shares, or (iv) the ability of the Shareholder to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to the Exchangeable Shares or the Parent Common Stock issued in connection with the transactions contemplated by this Agreement; provided, however, that a change in the market price or trading volume of the Parent Common Stock shall not be deemed, in and of itself, to constitute a Material Adverse Change.

An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, operations, financial performance of the Company or the Parent, as the case may be, taken as a whole, (ii) the ability of the Company or the Parent to consummate the transactions contemplated by the Agreement or to perform any of its respective obligations under the Agreement, or (iii) the Parent’s or the ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Shares, or (iv) the ability of the Shareholder to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to the Exchangeable Shares or the Parent Common Stock issued in connection with the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of the Parent Common Stock; and (b) changes in the industry or market generally affecting the industry in which a party operates or changes in general economic conditions.

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“Notifying Party” has the meaning set out in Section 6.2(c).

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Parent Common Stock” shall mean the common stock, $0.001 par value per share, of the Parent.

“Parent Control Transaction” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” has the meaning set out in Section 6.1.

“Promissory Notes” means that certain: (a) an interest bearing promissory note from the Parent to the Shareholder in the amount of $500,000 with the terms and conditions as set forth in such promissory note; and (b) a non-interest bearing promissory note from the Parent to the Shareholder in the amount of $1,000,000 with the terms and conditions as set forth in such promissory note.

“Proprietary Asset” shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, model, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

“Redemption Call Purchase Price” has the meaning set out in Section 10.2.

“Redemption Call Right” has the meaning set out in Section 10.2.

“Redemption Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Redemption Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

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“Shareholder Loans” means an amount of $809,000 CN owing from the Company to the Shareholder in respect of advances provided by the Shareholder to the Company, as evidenced by that certain subordinated promissory note dated September 29, 2015, from the Company to the Shareholder.

“Shares” means the issued and outstanding common shares of the Company.

“Special Voting Share” shall mean the one (1) share of Series B preferred stock of the Parent having substantially the rights, privileges, restrictions and conditions described in the Voting Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment or employment tax or insurance premium, national and provincial health insurance tax, Canada Pension Plan amount, excise tax, goods and services tax (“GST”) ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Unaudited Interim Financial Statements” shall mean the unaudited consolidated financial statements of the Company as of August 31, 2015.

“U.S. Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Voting and Exchange Agreement” shall mean an agreement to be made between the Parent, the ExchangeCo and the Shareholder substantially in the form of attached to the Agreement, with such changes thereto as the parties hereto, acting reasonably, may agree.

SCHEDULE B

TO THE ACQUISITION AGREEMENT BETWEEN

QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company and the Shareholder covenant with and represent and warrant to the Parent and the ExchangeCo as of the date of this Agreement and at the Closing Date as follows, and acknowledges that the Parent and the ExchangeCo are relying on such covenants, representations and warranties in entering into this Agreement:

1.1	Due Organization

(a)	The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Shareholder has the corporate power to own or lease its properties and to carry on its business as now being conducted by it. The Shareholder is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

(b)	The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Company has the corporate power to own or lease its properties and to carry on its business as now being conducted by it. The Company is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

(c)	The Company has no Subsidiaries, and the Company does not own any shares in the capital of, or any equity interest of any nature in, any other Entity. The Company has not agreed to, is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not been, at any time, a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

1.2	Certificate of Incorporation and Bylaws

The Company has delivered or made available to the Parent accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of the Company, including all amendments thereto.

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1.3	Capitalization

(a)	The authorized capital of the Company consists of an unlimited number of Shares. As of the date of the Agreement, 57,790 Shares were issued andoutstanding, all of which were held by the Shareholder. All of the outstanding Shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Shares are owned of record and beneficially by the Shareholder, free and clear of all Encumbrances.

(b)	None of the outstanding Shares is entitled or subject to any preemptive right, right of participation or any similar right, or any right of first refusal in favor of the Company, and there is no Contract relating to the voting or registration of, or restricting the Shareholder or any Person from selling, pledging or otherwise disposing of (or granting any option or similar right with respect to) any Shares.

(c)	There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Shares or other shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that has the right to vote (other than the Shares) or that is or may become convertible into or exchangeable for any Shares or other shares of the capital stock or other securities of the Company; or (iii) to the Company’s knowledge, any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against the Company to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

1.4	Corporate Authority; Binding Nature of Agreement

Each of the Company and the Shareholder has all requisite power and authority to execute and deliver the Agreement, the Voting Agreement and all transaction documents to be signed by it and to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Agreement, the Voting Agreement and all transaction documents by each of the Company and the Shareholder, and the consummation of the transactions contemplated thereby, have been duly authorized by each of the board of directors of the Company and the Shareholder. No other corporate or shareholder proceedings on the part of the Company or the Shareholder are necessary to authorize such documents or to consummate the transactions contemplated thereby. The Agreement, the Voting Agreement and all transaction documents have been duly executed and delivered by each of the Company and the Shareholder, the Agreement, the Voting Agreement and all transaction documents when executed and delivered by the Company and the Shareholder as contemplated by such agreements and documents will be, valid and binding obligations of each the Company and the Shareholder enforceable against them in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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1.5	Directors and Officers

The directors and officers of the Company are as follows:

Name	Position

Gilles Gaudreault	Director and Secretary
Danis Kurdi	Director and President

1.6	Financial Statements, Books and Records

(a)	The Audited Financial Statements and Unaudited Interim Financial Statements (including any related notes) of the Company provided by the Company in Section 1.6(a) of the Company Disclosure Schedule fairly present the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof.

(b)	The books, records and accounts of the Company fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles, the financial position of the Company as at the date of this Agreement, and:

(i)	have been maintained in accordance with good business practices consistent with prior years;

(ii)	are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company; and

(iii)	accurately and fairly reflect the basis for the financial statements provided by the Company referred to in Section 1.6(a) of the Company Disclosure Schedule.

(c)	The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)	transactions are executed in accordance with management’s general or specific authorization; and

(ii)	transactions are recorded as necessary:

A.	to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements; and

B.	to maintain accountability for assets.

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(d)	The Company has made full disclosure to the Parent and the ExchangeCo of all material aspects of the Company’s business and has made all of its books and records available to the Representatives of the Parent in order to assist the Parent in the performance of its due diligence searches and no material facts in relation to the Company’s business have been concealed by the Parent.

(e)	All of the Company’s obligations to TD Bank, RBC and BDC Capital have been paid in full and terminated.

1.7	Absence of Changes

Between September 1, 2015, and the date of this Agreement, except as contemplated herein:

(a)	no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(b)	there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c)	the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Shares, or (ii) repurchased, redeemed or otherwise reacquired any Shares or other securities;

(d)	the Company has not sold, issued or granted, or authorized the issuance of, (i) any Shares, capital stock or other security, (ii) any option, warrant or right to acquire any Shares, capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any Shares, capital stock or other security;

(e)	the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company’s stock option plans, or (ii) any provision of any Contract evidencing any outstanding option in the Company;

(f)	there has been no amendment to the certificate of incorporation, articles, bylaws or other charter or organizational documents of the Company;

(g)	the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)	the Company has not made any capital expenditure which exceeds $25,000;

(i)	the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Company Material Contract except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Company Material Contract;

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(j)	the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

(k)	the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of $25,000 in any individual case;

(l)	the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m)	the Company has not (i) lent money to any Person, or (ii) guaranteed any indebtedness for borrowed money;

(n)	the Company has not (i) adopted, established or entered into any Employee Plan, (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the normal course of business and consistent with past practices;

(o)	the Company has not changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by Canadian generally accepted accounting principles;

(p)	the Company has not made any Tax election;

(q)	the Company has not commenced or settled any Legal Proceeding;

(r)	the Company has not entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

(s)	the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(t)	the Company has not agreed or committed to take any of the actions referred to in clauses (c) through (s) above.

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1.8	Title to Assets

The Company owns, and has good and valid title to, all assets purported to be owned by it, including:

(a)	all assets reflected on the Audited Financial Statements and the Unaudited Interim Financial Statements (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Financial Statements); and

(b)	all other assets reflected in the books and records of the Company as being owned by the Company.

All of said assets are owned by the Company free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and (3) liens described in Part 1.8 of the Company Disclosure Schedule.

1.9	Receivables; Employee Loans; Advances

(a)	All existing accounts receivable of the Company (including those accounts receivable reflected on the Audited Financial Statements and the Unaudited Interim Financial Statements that have not yet been collected and those accounts receivable that have arisen since the date thereof and have not yet been collected):

(i)	represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business; and

(ii)	are current and, to the Company’s knowledge, will be collected in full, without any counterclaim or set off.

(b)	Part 1.9(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of the Agreement of all outstanding loans and advances made by the Company to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

1.10	Real Property; Equipment; Leasehold

All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 1.10 of the Company Disclosure Schedule.

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1.11	Proprietary Assets

(a)	Part 1.11(a) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.

(b)	Part 1.11(b) of the Company Disclosure Schedule identifies each Proprietary Asset owned by the Company that is material to the business of the Company.

(c)	Part 1.11(c) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company.

(d)	The Company has good and valid title to all of the Proprietary Assets identified or required to be identified in Parts 1.11(a) and 1.11(b) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable, and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Proprietary Asset subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified or required to be identified in Part 1.11(c) of the Company Disclosure Schedule, subject to the terms thereof. The Company has not developed jointly with any other Person any Proprietary Asset that is material to the business of the Company and with respect to which such other Person has any rights. There is no Contract (with the exception of end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset.

(e)	The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Proprietary Assets (except Proprietary Assets whose value would be unimpaired by disclosure). No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Proprietary Asset.

B-8

(f)	All patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting and none of the Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person), to the Company’s knowledge, infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person. The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is materially infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Proprietary Asset.

(g)	The Proprietary Assets owned by or licensed to the Company constitute all the Proprietary Assets necessary to enable the Company to conduct their business in the manner in which such business has been and is being conducted. The Company has not (i) licensed any Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Company to exploit fully any Proprietary Assets or to transact business in any market or geographical area or with any Person.

1.12	Contracts

(a)	For purposes of the Agreement, each of the following shall be deemed to constitute a “Company Material Contract”:

(i)	any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which the Company is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or normal commissions) in excess of $25,000 to any current or former employee or director;

(ii)	any material Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Company under any third party software license generally available to the public, or (B) any Proprietary Asset which is not material to the Company’s business and is licensed by the Company to any Person on a nonexclusive basis);

(iii)	any Contract pursuant to which (a) any monies have been loaned to the Company, or (B) the Company has granted a security interest in any of its assets;

(iv)

any Contract imposing any restriction on the right or ability of the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, or (D) to perform services for any other Person;

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(v)	any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, or similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(vi)	any Contract incorporating or relating to any guarantee, any warranty or any indemnity or similar obligation;

(vii)	any Contract containing “standstill” or similar provisions;

(viii)	any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

(ix)	any Contract requiring that the Company give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to transaction relating to any Acquisition Proposal;

(x)	any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate or the payment of such consideration any time between the Closing Date and the date of the Agreement, or contemplates or involves the performance of services having a value in excess of $25,000 in the aggregate; and

(xi)	any Contract that is otherwise material to the Company, including any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, the Agreement.

The Company has delivered or made available to Parent an accurate and complete copy of each Contract that constitutes a Company Material Contract.

(b)	Each Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(c)	The Company has not violated or breached, or committed any default in any material respect under, any Company Material Contract and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any other Contract. With respect to each Company Material Contract, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any such Contract, (B) give any Person the right to declare a default or exercise any remedy under any such Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (D) give any Person the right to accelerate the maturity or performance of any such Contract, or (E) give any Person the right to cancel, terminate or modify any such Contract. Since January 1, 2015, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Contract.

(d)	Part 1.12 of the Company Disclosure Schedule contains certain of the Company Material Contracts.

1.13	Liabilities

The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Audited Financial Statements and the Unaudited Interim Financial Statements; (b) normal and recurring current liabilities that have been incurred by the Company since the date thereof in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 1.13 of the Company Disclosure Schedule. The Company’s total liabilities, of any nature, do not exceed $14,000,000 USD.

1.14	Compliance with Legal Requirements

(a)	The Company and each predecessor of the Company is, and at all times has been, in full compliance with all requirements of each Governmental Body required for the operation of the Company’s business.

(b)	No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, directly or indirectly, in a violation of, or a failure to comply with, any requirement of any Governmental Body required for the operation of the Company’s business, or may result directly or indirectly, in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any authorization of any Governmental Body required for the operation of the Company’s business.

(c)

Neither the Company nor any predecessor of the Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any requirement of any Governmental Body, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification of any authorization of any Governmental Body.

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(d)	All applications required to have been filed for the renewal of any authorizations required from any Governmental Body for the operation of the Company’s business have been duly filed on a timely basis with each applicable Governmental Body, and all other filings required to have been made with respect to such authorizations have been duly made on a timely basis with each applicable Governmental Body.

1.15	Litigation

(a)	Except as set forth in Part 1.15 of the Company Disclosure Schedule, there is no pending Legal Proceeding:

(i)	that has been commenced by or against the Company or any predecessor of the Company, or that otherwise relates to or may affect the Company’s business, or any of the assets owned or used by, the Company or any predecessor of the Company; or

(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b)	To the knowledge of the Company and the Shareholder, no Legal Proceeding has been threatened, and no event has occurred or circumstance exists, that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(c)	There is no Order to which any of the Company, any predecessor of the Company, the Company’s business, or any of the assets owned or used by any of them, is subject.

(d)	No employee or agent of the Company or any predecessor of the Company is subject to any Order that prohibits such employee or agent from engaging in or continuing any conduct, activity, or practice relating to the Company’s business.

1.16	Certain Business Practices

There is no Contract, judgment, injunction, order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

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1.17	Governmental Authorizations

The Company holds all Governmental Authorizations necessary to enable the Company to conduct its businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. The Company is in substantial compliance with the terms and requirements of such Governmental Authorizations. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of the Company to design, manufacture, offer or sell any of its respective products or services.

1.18	Tax Matters

(a)	Each of the Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Company Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects. Except as set forth in Part 1.18 of the Company Disclosure Schedule, all amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

(b)	The Audited Financial Statements and the Unaudited Interim Financial Statements fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with United States generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date thereof through the Closing Date.

(c)	Except as set forth in Part 1.18 of the Company Disclosure Schedule (i) no claim, Legal Proceeding adjustment, assessment or reassessment is pending or, to the best of the knowledge of the Company, has been threatened, either formally or informally, against or with respect to the Company in respect of any Tax, (ii) there are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Audited Financial Statements and the Unaudited Interim Financial Statements)m, and (iii) there are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

(d)	The Company is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of any Governmental Body and the consummation of the transactions contemplated by this Agreement will have no adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

B-13

1.19	Employee and Labor Matters; Benefit Plans

(a)	Part 1.19(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the “Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company. The Company has delivered to the Parent accurate and complete copies of the Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Employee Plans provided to past or present participants therein, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

(b)	All of the Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

(c)	All Employee Plans have been administered in accordance with their terms, there are no outstanding defaults or violations by the Company of any obligation required to be performed by it in connection with any Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) the Company to take (or refrain from taking) any action in respect of any Employee Plan.

(d)	There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of the Company threatened with respect to the Employee Plans against the Company, the funding agent, the insurers or the fund of such Employee Plans, other than claims for benefits in the ordinary course.

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(e)	Neither the execution, delivery or performance of the Agreement, nor the consummation of the other transactions contemplated by the Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(f)	Part 1.19(f) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of the Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining agreement with a trade union or council of trade unions. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to the Company employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of the Company’ employees or has applied to have the Company declared a related employer pursuant to applicable labor, employment or similar laws. Except as contemplated herein or set out in the Company Disclosure Schedule, all of the employees of the Company are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice.

(g)	The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

(h)	All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of the Company and wages, vacation pay, holiday pay and employee benefits of the employees of the Company have been fully accrued in the Company’s books and records and reflected as such in the Company’s financial statements.

1.20	Insurance

The Company has delivered or made available to the Parent a copy of all material insurance policies and all material self-insurance programs and materials relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company.

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1.21	Legal Proceedings; Orders

(a)	There is no pending Legal Proceeding, and to the best of the knowledge of the Company and the Shareholder, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by the Agreement. To the best of the knowledge of the Company and the Shareholder, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)	There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best of the knowledge of the Company and the Shareholder, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

1.22	Non-Contravention; Consents

Neither (1) the execution, delivery or performance of the Agreement, nor (2) the consummation by the Company of the transactions contemplated by the Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)	contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of the Company or the Shareholder, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company or the Shareholder;

(b)	subject to obtaining the Consents set forth in Section 9.3 of the Agreement, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

(c)	contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

(d)	to the knowledge of the Company and the Shareholder, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Material Contract, (iii) accelerate the maturity or performance of any such Company Material Contract, or (iv) cancel, terminate or modify any term of such Company Material Contract;

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(e)	result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company); or

(f)	result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any material asset of the Company to any Person.

Except as may be required by Applicable Securities Legislation, the CBCA, any other foreign law or regulation, neither of the Company or the Shareholder is, or will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of the Agreement by the Company, or (y) the consummation by the Company of the transactions contemplated by the Agreement.

1.23	No Broker or Finder

No agreement has been made with the Company or the Shareholder in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any Person against the Company, the Shareholder, the Parent or the ExchangeCo for a finder’s fee, brokerage commission or similar payment.

1.24	Full Disclosure

This Agreement (including the Company Disclosure Schedule) does not, and will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SCHEDULE C

TO THE ACQUISITION AGREEMENT BETWEEN

QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE EXCHANGECO

The Parent and the ExchangeCo jointly and severally covenant with and represent and warrant to the Company and the Shareholder as of the date of this Agreement and at the Closing Date as follows, and acknowledge that the Company and the Shareholder are relying on such covenants, representations and warranties in entering into this Agreement:

1.	Due Organization

The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has a class of securities registered under the U.S. Securities Exchange Act of 1934, as amended, and is in good standing with respect to all filings required to be made under such statutes with the United States Securities and Exchange Commission. The Parent has the corporate power to own or lease its properties and to carry on its business as now being conducted by it. The Parent is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

The ExchangeCo is a corporation duly organized, validly existing and in good standing under the laws of Canada. The ExchangeCo has the corporate power to own or lease its properties and to carry on its business as now being conducted by it. The ExchangeCo is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

2.	Certificate of Incorporation and Bylaws

The Parent has delivered or made available to the Company accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of the Parent, including all amendments thereto.

3.	Capitalization

The capitalization information of the Parent provided by Parent fairly presents the fully diluted capitalization of the Parent as of the Closing Date.

The authorized capital stock of the ExchangeCo consists of an unlimited number of common shares and an unlimited number of preferred shares. As of the Closing Date, one hundred (100) common shares of the ExchangeCo were issued and outstanding. All of the outstanding common shares of the ExchangeCo have been duly authorized and validly issued, and are fully paid and nonassessable.

C-2

Except as contemplated in this Agreement, no Person has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the ExchangeCo.

4.	Corporate Authority; Binding Nature of Agreement

Each of the Parent and the ExchangeCo has all requisite power and authority to execute and deliver the Agreement, the Exchangeable Share Support Agreement, the Voting Agreement and all transaction documents to be signed by it and to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Agreement, the Exchangeable Share Support Agreement, the Voting Agreement and all transaction documents by each of the Parent and the ExchangeCo, and the consummation of the transactions contemplated thereby, have been duly authorized by each of the board of directors of the Parent and the ExchangeCo. No other corporate or shareholder proceedings on the part of the Parent and the ExchangeCo are necessary to authorize such documents or to consummate the transactions contemplated thereby. The Agreement, the Exchangeable Share Support Agreement, the Voting Agreement and all transaction documents have been duly executed and delivered by each of the Parent and the ExchangeCo, the Agreement, the Exchangeable Share Support Agreement, the Voting Agreement and all transaction documents when executed and delivered by the Parent and the ExchangeCo as contemplated by such agreements and documents will be, valid and binding obligations of each the Parent and the ExchangeCo enforceable against them in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.	Financial Statements, Books and Records

(a)	The financial statements of Parent provided by Parent fairly present the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Parent as at the date thereof.

(b)	The books, records and accounts of Parent fairly and correctly set out and disclose in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of Parent as at the date of this Agreement, and:

(i)	have been maintained in accordance with good business practices consistent with prior years;

(ii)	are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Parent; and

(iii)	accurately and fairly reflect the basis for the financial statements provided by Parent.

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(c)	Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)	transactions are executed in accordance with management’s general or specific authorization; and

(ii)	transactions are recorded as necessary:

A.	to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles or any other criteria applicable to such statements; and

B.	to maintain accountability for assets.

6.	Litigation

There is no pending Legal Proceeding:

(a)	that has been commenced by or against the Parent or the ExchangeCo, or that otherwise relates to or may affect the Parent’s business, or any of the assets owned or used by, the Parent; or

(b)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

To the knowledge of the Parent, no Legal Proceeding has been threatened, and no event has occurred or circumstance exists, that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

7.	Non-Contravention; Consents

Neither (1) the execution, delivery or performance of the Agreement, nor (2) the consummation by the Parent of the transactions contemplated by the Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)	contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of the Parent or the ExchangeCo, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Parent or the ExchangeCo;

(b)	subject to obtaining the Consents set forth in Section 9.3 of the Agreement, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Parent, or any of the assets owned or used by the Parent, is subject;

(c)	contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw,suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Parent or that otherwise relates to the business of the Parent or to any of the assets owned or used by the Parent;

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(d)	to the knowledge of the Parent and the ExchangeCo, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract; or

(e)	result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any material asset of the Parent to any Person.

Except as may be required by Applicable Securities Legislation, any other foreign law or regulation, neither of the Parent or the ExchangeCo is, or will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of the Agreement by the Parent, or (y) the consummation by the Parent of the transactions contemplated by the Agreement.

8.	Violation of Laws

The entry into this Agreement and the consummation of the transactions contemplate therein will not, to the best of the knowledge of the Parent, result in the violation of any law or regulation of the United States or the State of Delaware or of any local government bylaw or ordinance to which the Parent or the Parent’s business may be subject.

9.	No Broker or Finder

No agreement has been made with the Parent or the ExchangeCo in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any Person against the Company or the Shareholder for a finder’s fee, brokerage commission or similar payment.

10.	Full Disclosure

This Schedule, the Agreement and the U.S. Securities Act filings and disclosures provided to Company and the Shareholder do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SCHEDULE D

TO THE ACQUISITION AGREEMENT BETWEEN
QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder covenants with and represents and warrants to the Parent and ExchangeCo as of the date of this Agreement and at the Closing Date as follows, and acknowledges that the Parent and ExchangeCo are relying on such covenants, representations and warranties in entering into this Agreement:

1. the Shareholder is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2. the Special Voting Share has not been nor will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3. the Shareholder understands and agrees that offers and sales of the Special Voting Share prior to the expiration of a period of six months after the date of original issuance of the Special Voting Share (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the Shareholder understands and agrees not to engage in any hedging transactions involving the Special Voting Share unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5. the Shareholder is acquiring the Special Voting Share for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Special Voting Share in the United States or to U.S. Persons;

6. the Shareholder has not acquired the Special Voting Share as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Special Voting Share which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Special Voting Share;

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7. the Parent is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained herein, and the Shareholder will hold harmless the Parent from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Shareholder not being true and correct;

8. the Special Voting Share is not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States; and

9. the Shareholder was outside the United States when receiving and executing the agreement in connection with the issuance of the Special Voting Share.

SCHEDULE E
TO THE ACQUISITION AGREEMENT BETWEEN
QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

VOTING AND EXCHANGE AGREEMENT

SCHEDULE F

TO THE ACQUISITION AGREEMENT BETWEEN

QUEST SOLUTION, INC., QUEST EXCHANGE LTD., VIASCAN GROUP INC. AND

VIASCANQDATA INC.

EXCHANGEABLE SHARE SUPPORT AGREEMENT